Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form F-3 of PropertyGuru Group Limited of our report dated March 15, 2023 relating to the financial statements of PropertyGuru Group Limited, which appears in PropertyGuru Group Limited’s Annual Report on Form 20-F for the year ended December 31, 2022. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Singapore

July 13, 2023